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                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-89474 of Collegis, Inc. of our report dated February 22, 2002, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 8, 2002



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INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-89474 of Collegis, Inc. of our report on Eduprise, Inc. dated
April 17, 2001, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
August 8, 2002